Exhibit 99.1

Exela Technologies, Inc. Reports

Preliminary Fourth Quarter and Full Year 2020 Results

5 consecutive quarters of revenue guidance achieved

4Q Net Loss $88.9 million, 2020 Net Loss $178.5 million

4Q Adjusted EBITDA $37.2 million, 2020 Adjusted EBITDA $173.4 million

Digital Assets accelerate to 8% of 2020 revenue

Added $182 million of ACV including 14 new logos in 2020

Recently announced First Cloud Based PCH Global Contract valued at $90 million

Adding $26.8 million to March 12 liquidity levels(1)

Fourth Quarter 2020 Highlights:

•	Revenue of $314.1 million, a decline of 20.2% from Q4 2019

•	Operating loss of $13.9 million, compared to operating loss of $249.5 million in Q4 2019

•	Net loss of $88.9 million, compared with $304.1 million in Q4 2019

•	EBITDA loss(2) of $8.6 million, compared to an EBITDA loss of $234.5 million in Q4 2019

•	Adjusted EBITDA(3) of $37.2 million

Full-Year 2020 Highlights:

•	Revenue of $1,292.6 million, a decline of 17.3% from 2019

•	Operating loss of $16.4 million, compared to operating loss of $321.2 million in 2019

•	Net loss of $178.5 million, compared to $509.1 million in 2019

•	EBITDA(2) of $102.9 million, compared to an EBITDA loss of $237.1 million in 2019

•	Adjusted EBITDA(3) of $173.4 million

•	Cost savings of $174 million in progress

•	Liquidity(4) as of December 31, 2020 - $108 million

•	Liquidity(4) as of March 12, 2021 - $61 million (without giving effect to $26.8(1) million equity raise or $53 million of capacity under the existing securitization facility which remains undrawn)

Irving, TX– March 16, 2021 – Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA), a location-agnostic global business process automation (“BPA”) leader, announced today its preliminary financial results for the fourth quarter and year ended December 31, 2020.

“We are pleased to have exceeded our revenue expectations for the fourth quarter and full year 2020. While 2020 was a challenging year for everyone due to the Covid-19 pandemic, Exela continued to penetrate significant market opportunities with our technology-led automation solutions, such as those provided by our Digital Asset Group. This reflects both continued solid demand for our process automation solutions, and the ability of our global team to adapt to these unprecedented times while continuing to execute our multi-year strategy. Looking to 2021, we believe Exela has the right strategy to capitalize on profitable growth and further value creation,” said Ronald Cogburn, Chief Executive Officer of Exela.

Full-Year 2020 Financial Highlights

•	Revenue: Revenue was $1,292.6 million in 2020, a decline of 17.3% from $1,562.3 million in 2019 primarily due to pruning of transition revenue(5), lower volumes as a result of COVID-19 and strategic asset sales. Revenue for the Information and Transaction Processing Solutions segment was $1,005.0 million, representing a decline of 18.6% year-over-year. Healthcare Solutions revenue was $219.0 million, a decline of 14.7% year-over-year driven by reduced volumes primarily as a result of COVID-19. Legal and Loss Prevention Services revenue was $68.4 million, representing a decline of 4.1% from 2019. Results in Legal and Loss Prevention Services are primarily event driven with timing of revenue sometimes unpredictable. Revenue excluding pass through revenues from postage and postage handling with either zero or nominal margins (“pass through revenue”) and the previously announced low margin client exit (“LMCE”) (6) was $1,062.5 million, representing a decrease of 17.3% from $1,284.9 million in 2019. In the public sector, we are seeing temporary softness due to budget process refinements as the new administration implements policies and priorities.

•	Operating income / (loss): Operating loss in 2020 was $16.4 million, compared with a loss of $321.2 million in 2019. The year-over-year improvement in operating loss was primarily attributable to there being no goodwill or other intangible asset impairment costs in 2020, compared with $349.6 million in 2019.

•	Net Loss: Net Loss for 2020 was $178.5 million, compared with a net loss of $509.1 million in 2019. The year over year improvement in net loss primarily reflects the aforementioned improvement in operating loss, no goodwill or other intangible asset impairment costs and $45 million gains related to asset sales, partially offset by higher interest expense.

•	Adjusted EBITDA: Adjusted EBITDA in 2020 was $173.4 million, compared with Adjusted EBITDA of $254.8 million in 2019. Adjusted EBITDA margin for 2020 was 13.4% compared with Adjusted EBITDA margin of 16.3% in 2019. The decrease in 2020 Adjusted EBITDA was primarily driven by lower gross profit(7) partially offset by operating leverage and planned reduction in O&R costs. Adjusted EBITDA margin, based on revenue excluding pass through revenue and the LMCE, was 16.3% in 2020, compared with 19.8% in 2019.

•	Capital Expenditures: Capital expenditures for 2020 were 1.2% of revenue compared to 1.3% of revenue in 2019.

•	Common Stock: As of December 31, 2020, there were 49,242,225 total shares of common stock outstanding and an additional 1,404,621 shares of common stock reserved for issuance for our outstanding preferred shares on an as-converted basis (in each case adjusting for the January 2021 1:3 reverse split).

•	Total employees as of December 31, 2020 were 19,000 as compared to 21,000 as of September 30, 2020.

•	Customer retention rate in 2020 of 81%.

•	Added $182 million of ACV including 14 new logos each with TCV of over $1 million in 2020.

•	Digital Assets Group sales were 8% of the total revenue in 2020, up from 7% in the nine months ended September 30, 2020.

•	$174 million of cost savings in progress; incremental cash realization of $38 million expected in 2021 due to recently completed actions.

•	Completed non-core asset divestitures of $50 million in 2020; an additional $100-$150M of asset sales in progress.

Fourth Quarter 2020 Financial Highlights

•	Revenue: Revenue for the fourth quarter of 2020 was $314.1 million, a decline of 20.2% from $393.6 million in the fourth quarter of 2019 primarily due to pruning of transition revenue(5), reduced customer volumes as a result of COVID-19 and strategic asset sales. Revenue for the Information and Transaction Processing Solutions segment was $243.5 million, a decline of 20.6% year-over-year. Healthcare Solutions revenue was $51.6 million, a decrease of 26.0% year-over-year, driven by reduced volumes primarily as a result of COVID-19. Legal and Loss Prevention Services revenue was $18.9 million, an increase of 10.7% year-over-year. Revenue excluding pass through revenue(6) was $260 million in the fourth quarter of 2020, representing a decrease of 19.6% from $323.5 million in the fourth quarter of 2019. Revenue excluding pass through revenue(6) increased 2.2% sequentially from $254.4 million in the third quarter of 2020.

•	Operating income / (loss): Operating loss for the fourth quarter of 2020 was $(13.9) million, compared with operating loss of $(249.5) million in the fourth quarter of 2019. The year-over-year improvement in operating loss was primarily attributable to there being no goodwill or other intangible asset impairment costs in 2020, compared with $252.4 million in Q4 2019.

•	Net Loss: Net Loss for the fourth quarter of 2020 was $88.9 million, compared with a net loss of $304.1 million in the fourth quarter of 2019 primarily due to the difference in goodwill or other intangible asset impairment costs as described above.

•	Adjusted EBITDA: Adjusted EBITDA for the fourth quarter of 2020 was $37.2 million, a decrease of 29.9% from $53.0 million in the fourth quarter of 2019. Adjusted EBITDA margin for the fourth quarter of 2020 was 11.8%, compared with 13.5% in fourth quarter of 2019. The year over year decline in Adjusted EBITDA primarily reflects lower gross profits(7) partially offset by operating leverage and planned reduction in O&R costs. Adjusted EBITDA margin, based on revenue excluding pass through revenue, was 14.3% in the fourth quarter of 2020, compared with 16.4% in the fourth quarter of 2019.

•	Capital Expenditures: Capital expenditures for the fourth quarter of 2020 were 2.0% of revenue compared to 1.2% of revenue in the fourth quarter of 2019.

Balance Sheet and Liquidity: At December 31, 2020, Exela’s total liquidity was $108 million. Exela’s total net debt at December 31, 2020 was $1.4 billion (as determined in accordance with the Company's credit agreement).

Debt Reduction and Liquidity Improvement

On November 12, 2019, Exela announced that its Board of Directors adopted a debt reduction and liquidity improvement initiative (“Initiative”), with the goal of increasing the Company’s liquidity to approximately $125.0 to $150.0 million, and repaying debt with a target debt reduction of approximately $150.0 to $200.0 million. In connection with this Initiative, Exela made two additional announcements in the fourth quarter of 2020.

•	On December 17, 2020, Exela announced that it entered into a 5-year, $145 million term loan facility with Angelo Gordon. The facility provides for an initial funding of approximately $92 million and subject to certain conditions a further funding of approximately $53 million. A portion of the proceeds from the initial funding were used to retire all debt outstanding under Exela’s accounts receivables securitization facility of approximately $83 million.

•	On December 30, 2020, Exela announced that it had retained UBS Investment Bank as an additional financial advisor to assist the Company and management in pursuing alternatives to strengthen its balance sheet and enhance shareholder value.

•	The Company believes it is on schedule for additional divestitures with expected proceeds in the range of $100.0 million to $150.0 million in the aggregate.

2021 Guidance

•	Revenue range: $1.25 billion to $1.39 billion

•	Gross margin range: 23% to 25%

•	Adjusted EBITDA margin range: 16% to 17%

•	Capital expenditures: ~1% of revenue

Note: Guidance is based on constant-currency.

Below are the notes referenced above.

(1)  Gross proceeds of $26.8 million from the Equity offering are before any fees and expenses. Please refer to the equity capital raise related press release dated March 15th 2021 for more details.

(2)  EBITDA is a non-GAAP measure. A reconciliation of EBITDA is attached to this release.

(3)  Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release. A reconciliation of Adjusted EBITDA (2021 Guidance) is not available on forward-looking basis without unreasonable efforts due to the impact and timing on future operating results arising from items excludes from the measures.

(4)  Liquidity is defined per the third amendment of the Company’s credit agreement effective May 15, 2020 and includes $18.5 million as addbacks for fees paid for advisory and professional services paid until December 31, 2020. At December 31, 2020, total cash and cash equivalents was $68.2 million (including restricted cash not subject to legal restriction). The Company had $26 million under its global credit facilities. Additionally, the Company has $53 million capacity under the Loan and Security Agreement dated December 10, 2020 that remains undrawn in accordance with its terms.

(5) Transition revenue includes the exit of contracts and statements of work from certain customers that the Company believes are unpredictable, non-recurring, and were not a strategic fit to its long-term success or unlikely to achieve long-term target margins.

(6)  Pass through revenue is defined as postage and postage handling revenue with either zero or nominal margins. LMCE is defined as revenue from the low margin contract exit announced in the third quarter of 2018. A reconciliation of revenue net of pass-through revenue and LMCE is attached to this release.

(7)  Gross Profit is defined as Revenue less cost of revenue excluding depreciation and amortization.

Earnings Conference Call and Audio Webcast

Exela will host a conference call to discuss its fourth quarter and year end 2020 financial results at 11:00 a.m. ET on March 16, 2021. To access this call, dial 833-255-2831 or +1-412-902-6724 (international). A replay of this conference call will be available through March 23, 2021 at 877-344-7529 or +1-412-317-0088 (international). The replay passcode is 10152973.

Exela invites all investors to ask questions that they would like addressed on the conference call. We ask individual investors to submit your questions via email to IR@exelatech.com.

A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.exelatech.com). A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website (http://investors.exelatech.com/) and will remain available after the call.

Final Results

The estimated financial results described above are preliminary, unaudited and represent the most recent current information available to Exela management. Exela’s actual results may differ from these estimated financial results, including due to the completion of its financial closing procedures, final adjustments that may arise between the date of this press release and the time that financial results for the fourth quarter of 2020 are finalized, and such differences may be material.

About Exela

Exela Technologies is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions enhancing quality, productivity, and end-user experience. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. With foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry department solution suites addressing finance and accounting, human capital management, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and public sectors. Through cloud-enabled platforms, built on a configurable stack of automation modules, and over 21,000 employees operating in 23 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

Find out more at www.exelatech.com

Follow Exela on Twitter: https://twitter.com/exelatech

Follow Exela on LinkedIn: https://www.linkedin.com/company/11174620/

About Non-GAAP Financial Measures: This press release includes constant currency, EBITDA and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Exela believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. Exela’s board of directors and management use constant currency, EBITDA and Adjusted EBITDA to assess Exela’s financial performance, because it allows them to compare Exela’s operating performance on a consistent basis across periods by removing the effects of Exela’s capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the combination of Quinpario Acquisition Corp. 2, SourceHOV Holdings, Inc. and Novitex Holdings, Inc. on July 12, 2017 (the “Novitex Business Combination”) and capital markets-based activities). Adjusted EBITDA also seeks to remove the effects of integration and related costs to achieve the savings, any expected reduction in operating expenses due to the Novitex Business Combination, asset base (such as depreciation and amortization) and other similar non-routine items outside the control of our management team.  Optimization and restructuring expenses and merger adjustments are primarily related to the implementation of strategic actions and initiatives related to the Novitex Business Combination. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. The constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue and Adjusted EBITDA on a constant currency basis by converting our current-period local currency financial results using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results. Exela does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Exela’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release.

Restatement: As described in additional detail in the Explanatory Note to the Company’s Annual Report on Form 10-K filed with the SEC on June 9, 2020 (the “Annual Report”), the Company restated its audited consolidated financial statements in the for the years ended December 31, 2018 and 2017 and its unaudited quarterly results for the first three fiscal quarters in the fiscal year ended December 31, 2019 and each fiscal quarter in the fiscal year ended December 31, 2018 in the Annual Report. Previously filed annual reports on Form 10-K and quarterly reports on Form 10-Q for the periods affected by the restatement have not been amended. See Note 20, Unaudited Quarterly Financial Data, of the Notes to the consolidated financial statements in the Annual Report for the impact of these adjustments on each of the quarterly periods in fiscal 2018 and for the first three quarters of fiscal 2019. All amounts in this release affected by the restatement adjustments reflect such amounts as restated.

Forward-Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation those discussed under the heading “Risk Factors” in the Annual Report. In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

Investor and/or Media Contacts:

Vincent Kondaveeti

E: vincent.kondaveeti@exelatech.com

T: 929-620-1849

Mary Beth Benjamin

E: IR@exelatech.com

T: 646-277-1216

Source: Exela Technologies, Inc.

Exela Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets (UNAUDITED)

As of December 31, 2020

(in thousands of United States dollars except share and per share amounts)

	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$68,221	$6,198
Restricted cash	2,088	7,901
Accounts receivable, net of allowance for doubtful accounts of $5,647 and $4,975, respectively	206,868	261,400
Related party receivables	711	716
Inventories, net	14,314	19,047
Prepaid expenses and other current assets	31,091	23,663
Total current assets	323,293	318,925
Property, plant and equipment, net of accumulated depreciation of $193,760 and $176,995, respectively	87,851	113,637
Operating lease right-of-use assets, net	68,861	93,627
Goodwill	359,781	359,771
Intangible assets, net	292,664	342,443
Deferred income tax assets	6,606	12,032
Other noncurrent assets	18,723	17,889
Total assets	$1,157,779	$1,258,324

Liabilities and Stockholders' Equity (Deficit)
Liabilities
Current liabilities
Accounts payable	$76,027	$86,167
Related party payables	97	1,740
Income tax payable	2,466	352
Accrued liabilities	126,399	121,553
Accrued compensation and benefits	63,467	48,574
Accrued interest	48,769	48,769
Customer deposits	21,277	27,765
Deferred revenue	16,377	16,282
Obligation for claim payment	29,328	39,156
Current portion of finance lease liabilities	12,231	13,788
Current portion of operating lease liabilities	18,349	25,345
Current portion of long-term debts	39,952	36,490
Total current liabilities	454,739	465,981
Long-term debt, net of current maturities	1,498,004	1,398,385
Finance lease liabilities, net of current portion	13,287	20,272
Pension liabilities, net	35,515	25,681
Deferred income tax liabilities	9,569	7,996
Long-term income tax liabilities	2,759	2,806
Operating lease liabilities, net of current portion	56,814	73,282
Other long-term liabilities	13,624	6,962
Total liabilities	2,084,311	2,001,365
Commitments and Contingencies (Note 14)

Stockholders' equity (deficit)
Common stock, par value of $0.0001 per share; 1,600,000,000 shares authorized; 51,693,931 shares issued and 49,242,225 shares outstanding at December 31, 2020 and 51,212,945 shares issued and 50,283,896 shares outstanding at December 31, 2019	15	15
Preferred stock, par value of $0.0001 per share; 20,000,000 shares authorized; 3,290,050 shares issued and outstanding at December 31, 2020 and 4,294,233 shares issued and outstanding at December 31, 2019	1	1
Additional paid in capital	446,739	445,452
Less: Common Stock held in treasury, at cost; 2,451,706 shares at December 31, 2020 and 929,049 shares at December 31, 2019	(10,949)	(10,949)
Equity-based compensation	52,183	49,336
Accumulated deficit	(1,390,038)	(1,211,508)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(7,419)	(7,329)
Unrealized pension actuarial losses, net of tax	(17,064)	(8,059)
Total accumulated other comprehensive loss	(24,483)	(15,388)
Total stockholders' deficit	(926,532)	(743,041)
Total liabilities and stockholders' deficit	$1,157,779	$1,258,324

Exela Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations for the years ended December 31, 2020, 2019 and 2018 (UNAUDITED)

(in thousands of United States dollars except share and per share amounts)

	Years ended December 31,
	2020	2019	2018
Revenue	$1,292,562	$1,562,337	$1,586,222
Cost of revenue (exclusive of depreciation and amortization)	1,023,544	1,224,735	1,213,403
Selling, general and administrative expenses (exclusive of depreciation and amortization)	186,104	198,864	184,908
Depreciation and amortization	93,953	100,903	138,077
Impairment of goodwill and other intangible assets	-	349,557	48,127
Related party expense	5,381	9,501	12,403
Operating loss	(16,420)	(321,223)	(10,696)
Other expense (income), net:
Interest expense, net	173,878	163,449	155,991
Debt modification and extinguishment costs	9,589	1,404	1,067
Sundry expense (income), net	(153)	969	(3,271)
Other expense (income), net	(34,788)	14,429	(3,030)
Net loss before income taxes	(164,946)	(501,474)	(161,453)
Income tax expense	(13,584)	(7,642)	(8,353)
Net loss	$(178,530)	$(509,116)	$(169,806)
Dividend equivalent on Series A Preferred Stock related to beneficial conversion feature	-	-	-
Cumulative dividends for Series A Preferred Stock	(1,309)	(3,309)	(3,655)
Net loss attributable to common stockholders	$(179,839)	$(512,425)	$(173,461)
Loss per share:
Basic and diluted	$(3.66)	$(10.55)	$(3.52)

Exela Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (UNAUDITED)

For the years ended December 31, 2020, 2019 and 2018

(in thousands of United States dollars unless otherwise stated)

	Years ended December 31,
	2020	2019	2018
Cash flows from operating activities
Net loss	$(178,530)	$(509,116)	$(169,806)
Adjustments to reconcile net loss
Depreciation and amortization	93,953	100,903	138,077
Original issue discount and debt issuance cost amortization	15,117	11,777	10,913
Debt modification and extinguishment costs	8,296	1,049	103
Impairment of goodwill and other intangible assets	-	349,557	48,127
Provision for doubtful accounts	422	4,304	2,767
Deferred income tax provision	7,940	1,093	3,220
Share-based compensation expense	2,846	7,827	7,647
Unrealized foreign currency losses	(415)	(511)	(1,180)
Loss (gain) on sale of assets	(44,013)	556	2,687
Fair value adjustment for interest rate swap	(375)	4,337	(2,540)
Change in operating assets and liabilities, net of effect from acquisitions
Accounts receivable	54,980	4,410	(19,319)
Prepaid expenses and other assets	(1,289)	(4,825)	(2,820)
Accounts payable and accrued liabilities	12,157	(19,588)	8,815
Related party payables	(352)	(14,339)	918
Additions to outsource contract costs	(518)	(1,285)	(4,009)
Net cash provided by (used in) operating activities	(29,781)	(63,851)	23,600

Cash flows from investing activities
Purchase of property, plant and equipment	(11,663)	(14,360)	(20,072)
Additions to internally developed software	(3,825)	(6,182)	(7,438)
Cash paid for acquisition, net of cash received	(12,500)	(5,000)	(34,810)
Cash paid for earnouts	(700)	-	-
Proceeds from sale of assets	50,126	360	3,568
Net cash provided by (used in) investing activities	21,438	(25,182)	(58,752)

Cash flows from financing activities
Repurchases of Common Stock	-	(3,480)	(7,221)
Cash paid for equity issuance costs	-	-	(7,500)
Borrowings under factoring arrangement and Securitization Facilities	297,673	68,283	-
Principal repayment on borrowings under factoring arrangement and Securitization Facilities	(203,841)	(64,976)	-
Cash paid for withholding taxes on vested RSUs	(7)	(223)	-
Lease terminations	(337)	(318)	(592)
Cash paid for debt issuance costs	(16,205)	(7)	(130)
Principal payments on finance lease obligations	(12,758)	(20,465)	(16,068)
Borrowings from senior secured revolving facility	29,750	206,500	30,000
Repayments on senior secured revolving facility	(14,200)	(141,500)	(30,000)
Proceeds from senior secured term loans	-	29,850	30,000
Borrowings from other loans	29,260	39,153	11,557
Principal repayments on senior secured term loans and other loans	(45,973)	(53,678)	(12,651)
Net cash provided by (used in) financing activities	63,362	59,139	(2,605)
Effect of exchange rates on cash	1,191	139	122
Net decrease in cash and cash equivalents	56,210	(29,755)	(37,635)
Cash, restricted cash, and cash equivalents
Beginning of period	14,099	43,854	81,489
End of period	$70,309	$14,099	$43,854

Supplemental cash flow data:
Income tax payments, net of refunds received	$2,695	$7,882	$7,827
Interest paid	152,678	144,456	146,076
Noncash investing and financing activities:
Assets acquired through right-of-use arrangements	4,372	10,732	14,920
Leasehold improvements funded by lessor	-	-	1,565
Settlement gain on related party payable to Ex-Sigma 2	1,287	-	-
Accrued capital expenditures	2,124	1,402	2,820

Exela Technologies

Schedule 1: Fourth Quarter Full Year 2020 vs. Fourth Quarter Full Year 2019 Financial Performance (UNAUDITED)

$ in millions	Q4'20	Q4'19	Change ($)	FY'20	FY'19	Change ($)
Information and Transaction Processing Solutions	243.5	306.7	(63.2)	1,005.0	1,234.3	(229.3)
Healthcare Solutions	51.6	69.8	(18.2)	219.0	256.6	(37.6)
Legal and Loss Prevention Services	18.9	17.1	1.8	68.4	71.3	(2.9)
Total Revenue	314.1	393.6	(79.5)	1,292.6	1,562.3	(269.8)
% change	-20%	-2%		-17%

Cost of revenue (exclusive of depreciation and amortization)	255.0	314.9	(59.9)	1,023.5	1,224.7	(201.2)
Gross profit	59.1	78.7	(19.6)	269.0	337.6	(68.6)
as a % of revenue	19%	20%	-1.2%	21%	22%	-0.8%

SG&A	45.9	49.7	(3.8)	186.1	198.9	(12.8)
Depreciation and amortization	25.8	24.4	1.4	94.0	100.9	(7.0)
Impairment of goodwill and other intangible assets	-	252.4	(252.4)	-	349.6	(349.6)
Related party expense	1.3	1.7	(0.4)	5.4	9.5	(4.1)
Operating (loss) income	(13.9)	(249.5)	235.6	(16.4)	(321.2)	304.8
as a % of revenue	-4%	-63%	59.0%	-1%	-21%	19.3%

Interest expense, net	44.2	43.2	1.0	173.9	163.4	10.4
Loss on extinguishment of debt	9.6	-	9.6	9.6	1.4	8.2
Sundry expense (income) & Other income, net	11.0	9.4	1.6	(34.9)	15.4	(50.3)
Net loss before income taxes	(78.7)	(302.1)	223.4	(164.9)	(501.5)	336.5
Income tax expense (benefit)	10.1	2.0	8.2	13.6	7.6	5.9
Net income (loss)	(88.9)	(304.1)	215.2	(178.5)	(509.1)	330.6
as a % of revenue	-28%	-77%	49.0%	-14%	-33%	18.8%

Depreciation and amortization	25.8	24.4	1.4	94.0	100.9	(7.0)
Interest expense, net	44.2	43.2	1.0	173.9	163.4	10.4
Income tax expense (benefit)	10.1	2.0	8.2	13.6	7.6	5.9
EBITDA	(8.6)	(234.5)	225.9	102.9	(237.1)	340.0
as a % of revenue	-3%	-60%	56.8%	8%	-15%	23.1%

EBITDA Adjustments
1 Gain / loss on derivative instruments	0.7	(0.6)	1.3	0.2	4.3	(4.1)
2 Non-Cash and Other Charges	30.7	271.9	(241.2)	8.0	407.9	(399.9)
3 Transaction and integration costs	4.9	1.5	3.4	16.6	5.7	10.9
Sub-Total (Adj. EBITDA before O&R)	27.7	38.3	(10.6)	127.8	180.9	(53.1)
4 Optimization and restructuring expenses	9.5	14.7	(5.2)	45.6	73.9	(28.3)
Adjusted EBITDA	37.2	53.0	(15.9)	173.4	254.8	(81.4)
as a % of revenue	11.8%	13.5%	-1.6%	13.4%	16.3%	-2.9%

11

Exela Technologies

Schedule 2: Reconciliation of Adjusted EBITDA and constant currency revenues

Non-GAAP constant currency revenue reconciliation

	Three months ended		Twelve months ended
($ in millions)	31-Dec-20	31-Dec-19	31-Dec-20	31-Dec-19
Revenues, as reported (GAAP)	$314.1	$393.6	$1,292.6	$1,562.3
Foreign currency exchange impact (1)	(4.2)		(3.4)
Revenues, at constant currency (Non-GAAP)	$310.0	$393.6	$1,289.2	$1,562.3

(1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months and nine months ended December 31, 2019, to the revenues during the corresponding period in 2020.

Reconciliation of Adjusted EBITDA

	Three months ended		Twelve months ended
($ in millions)	31-Dec-20	31-Dec-19	31-Dec-20	31-Dec-19
Net loss (GAAP)	$(88.9)	$(304.1)	$(178.5)	$(509.1)
Interest expense	44.2	43.2	173.9	163.4
Taxes	10.1	2.0	13.6	7.6
Depreciation and amortization	25.8	24.4	94.0	100.9
EBITDA (Non-GAAP)	$(8.6)	$(234.5)	$102.9	$(237.1)
Transaction and integration costs	4.9	1.5	16.6	5.7
Optimization and restructuring expenses	9.5	14.7	45.6	73.9
Gain / loss on derivative instruments	0.7	(0.6)	0.2	4.3
Other Charges	30.7	271.9	8.0	407.9
Adjusted EBITDA (Non-GAAP)	$37.2	$53.0	$173.4	$254.8
Foreign currency exchange impact (1)	0.0		1.1	-
Adjusted EBITDA, at constant currency (Non-GAAP)	$37.2	$53.0	$174.4	$254.8

(1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months and nine months ended December 31, 2019, to the adjusted EBITDA during the corresponding period in 2020.

Schedule 3: Non-GAAP Revenue reconciliation & Adjusted EBITDA margin on Revenue net of pass through & LMCE

Non-GAAP revenue reconciliation & Adjusted EBITDA margin on revenue net of pass through & LMCE

	Three months ended			Twelve months ended
($ in millions)	31-Dec-20		31-Dec-19	31-Dec-20		31-Dec-19
Revenues, as reported (GAAP)	$314.1		$393.6	$1,292.6		$1,562.3
(-) Postage & postage handling	54.1		70.1	230.0		275.3
Revenue - Net of pass through (Non-GAAP)	$260.0		$323.5	$1,062.5		$1,287.0
(-) LMCE	-		-	-		2.1
Revenue - Net of pass through & LMCE (Non-GAAP)	$260.0		$323.5	$1,062.5		$1,284.9
Revenue growth %	(19.6%	)		(17.3%	)

Adjusted EBITDA (Non-GAAP)	$37.2		$53.0	$173.4		$254.8

Adjusted EBITDA margin	14.3%		16.4%	16.3%		19.8%

12